EXHIBIT 10.1

AGREEMENT AND RELEASE

        This Agreement and Release (this “Agreement”), dated as of April 3, 2007, is by and among HT Prostate Therapy Management Company, LLC, a Delaware limited liability company (“HT Prostate”), HealthTronics, Inc., a Georgia corporation (“HealthTronics”), EDAP TMS S.A., a French société anonyme (“Parent Corporation”), EDAP S.A., a French société anonyme (“HIFU Subsidiary”), and Technomed Medical Systems S.A., a French société anonyme (“Manufacturing Subsidiary” and, collectively with Parent Corporation and HIFU Subsidiary, the “EDAP Parties”). Capitalized terms used but not defined herein shall have the meanings given them in the Distribution Agreement (as defined below).

BACKGROUND

        HT Prostate is a wholly-owned subsidiary of HealthTronics; HT Prostate and HealthTronics are collectively called “HT Prostate Parties”.

        HT Prostate and the EDAP Parties previously entered into that certain Distribution Agreement dated February 25, 2004, as amended by that certain Amendment No. 1 to the Distribution Agreement, dated as of December 23, 2004, and that certain Agreement and Amendment No. 2 of the Distribution Agreement, dated December 29, 2005 (as amended, the “Distribution Agreement”);

        In accordance with the terms of the Distribution Agreement, HT Prostate agreed to provide certain services to the EDAP Parties towards the goal of obtaining United States Food and Drug Administration (“FDA”) approval to market a medical device that utilizes High Intensity Focused Ultrasound (“HIFU”) to provide minimally invasive treatment of prostate cancer (such medical device, the “Ablatherm”);

        The EDAP Parties granted HT Prostate (i) the exclusive distribution rights to market the Ablatherm in the United States of America and (ii) warrants, issued on January 28, 2005, to purchase one million (1,000,000) ordinary shares of the Parent Corporation at a price of U.S. $1.50 per share (the “Warrants”);

        On December 29, 2005, both Parties amended the Distribution Agreement to cancel the Category E and F Warrants;

        HT Prostate, Parent Corporation, and Caceis Corporate Trust (as successor to Euro Emetteurs Finance) (“Caceis”) entered into that certain Escrow Agreement, dated as of January 25, 2005, as amended by Amendment #1 thereto, dated December 30, 2005 (as amended, the “Escrow Agreement”), to govern the terms of the Warrants;

        HT Prostate and the EDAP Parties desire (i) to terminate the Distribution Agreement effective immediately, (ii) to terminate the Escrow Agreement effective as soon as practicable, (iii) for HT Prostate to exercise Warrants covering 200,000 ordinary shares of the Parent Corporation (the “Shares”) and pay Parent Corporation U.S.$300,000 as the purchase price therefor, (iv) for HT Prostate to receive 200,000 restricted American Depositary Shares (the “Restricted ADSs”), each representing one ordinary share of the Parent Corporation, as a result of the conversion of the Shares into ADSs, (v) to cancel the remaining Warrants (the “Remaining Warrants”), (vi) that the Parent Corporation register the resale of the Shares represented by the Restricted ADS, either in the form of Shares or in the form of American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts (“ADRs”) that do not include restrictive legends pursuant to a registration statement filed with and declared effective by the United States Securities and Exchange Commission (the “SEC”), (vii) for the HT Prostate Parties to compensate the EDAP Parties for termination of the Distribution Agreement by paying the Parent Corporation the amounts set forth in Section 2.4, and (viii) that the HT Prostate Parties will provide certain transition services to the EDAP Parties in connection with the Investigational Device Exemption (“IDE”) with the FDA and the ongoing clinical study (the “Study”) being conducted in the United States in respect of the Ablatherm device under the IDE.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

I.	TERMINATION OF DISTRIBUTION AGREEMENT AND ESCROW AGREEMENT.

1.1	The parties hereby terminate the Distribution Agreement and agree that all respective obligations of the parties under the Distribution Agreement are hereby forever discharged.

1.2	On the date hereof, HT Prostate and Parent Corporation shall execute and deliver to the other an agreement to terminate the Escrow Agreement, the form of which agreement is attached hereto as Exhibit A (the “Escrow Termination Agreement”). Parent Corporation shall cause Caceis to execute and deliver to HT Prostate and Parent Corporation the Escrow Termination Agreement as soon as practicable on or after the date hereof.

II.	EXERCISE OF WARRANTS; REGISTRATION RIGHTS; PAYMENT; RETURN OF DEVICES.

2.1	On the Business Day (as such term is defined in the Registration Rights Agreement (as defined below)) immediately following the date hereof, HT Prostate shall (i) exercise Warrants covering the Shares effective as of the second Business Day after the date hereof (the “Effective Date”) and (ii) pay to Parent Corporation U.S.$300,000 (the “Purchase Price”) by wire transfer of immediately available funds in accordance with wire transfer instructions given by Parent Corporation in writing to HT Prostate (such wire to be received by the second Business Day after the date hereof). Parent Corporation shall execute a receipt acknowledging its receipt of the Purchase Price immediately following such receipt.

2.2	On the Effective Date (provided Parent Corporation has received the Purchase Price by such date), the Board of Directors of Parent Corporation shall, and Parent Corporation shall cause its Board of Directors to, hold a duly convened meeting (the “Meeting”) of such Board of Directors to take note of the exercise of the Warrants and to acknowledge and record the subsequent issuance of the Shares. As soon as practicable following the Meeting, but in no event later than the third Business Day after the Business Day on which the Purchase Price was received by Parent Corporation, Parent Corporation shall cause Caceis (i) to issue the Shares registered in the name of HT Prostate, and (ii) on behalf of HT Prostate, cause the re-registration of such Shares in the name of The Bank of New York and transfer such Shares for deposit into the account designated by The Bank of New York, as depositary (the “Depositary”) under the Deposit Agreement dated as of July 31, 1997 (the “Deposit Agreement”) among the Parent Corporation, the Depositary and the owners and beneficial owners of ADRs from time to time. On the date of such transfer, the EDAP Parties shall instruct the Depositary to promptly deliver to HT Prostate by overnight delivery at the address set forth beneath its signature to this Agreement the Restricted ADSs evidenced by restricted American Depositary Receipts (the “Restricted ADRs”) that include the legend set forth in Section 5.2 hereof. The EDAP Parties shall use their reasonably best efforts to cause the Depositary to deliver the Restricted ADRs to HT Prostate within three Business Days of such transfer.

2.3	On the date hereof, Parent Corporation and HT Prostate shall execute and deliver to the other a Registration Rights Agreement, the form of which is attached hereto as Exhibit B (the “Registration Rights Agreement”).

2.4	During the period beginning on the date the SEC declares the Registration Statement effective and ending on the sixtieth (60th) day following such date (or if there exists any Tolling Event (as defined in the Registration Rights Agreement) during such sixty-day period, such sixty-day period shall be tolled during the continuation of such Tolling Event and the days during the continuation of such Tolling Event shall be excluded when calculating the number of days in the sixty-day period) (such period, the “Resale Period”), HT Prostate shall use its reasonably best efforts to resell the Shares in accordance with a Registration Statement (as defined in the Registration Rights Agreement). Within five (5) days following the earlier of (the “Expiration Date”) (a) the expiration of the Resale Period and (b) the resale by HT Prostate of all of the Shares in accordance with the Registration Statement, HT Prostate Parties shall pay to Parent Corporation an amount equal to (x) $600,000, plus (y) the amount of Excess Proceeds (as defined below) as of the Expiration Date, by wire transfer of immediately available funds in accordance with wire transfer instructions given by Parent Corporation in writing to HT Prostate. For purposes of this Section 2.4, “Excess Proceeds” shall mean an amount equal to (i) the aggregate net proceeds received by HT Prostate from sales of the Shares during the relevant period (net of brokers’ commissions and other out-of-pocket expenses incurred in connection with such sales), less (ii) an amount equal to the number of Shares sold in such sales multiplied by $7.00. If HT Prostate has not resold all of the Shares by the Expiration Date, then HT Prostate shall use its reasonably best efforts to resell the Shares in accordance with a Registration Statement following the Expiration Date. With respect to each fifteen-day period following the Expiration Date, HT Prostate shall, promptly following the end of such fifteen-day period, pay to Parent Corporation any Excess Proceeds received by HT Prostate for sales of Shares during such fifteen-day period. Any sale of Shares by any HT Prostate Party, whether made under a Registration Statement, Rule 144 under the Securities Act or otherwise, shall be included in the calculation of Excess Proceeds pursuant to this Section 2.4. The HT Prostate Parties shall provide support documentation reasonably requested by the EDAP Parties to evidence such sales.

2.5	Promptly after the date hereof and after delivery of the written notice of location described below, the HT Prostate Parties shall deliver or cause to be delivered, at their expense and free of any lien, pledge, charge, claim, encumbrance, security interest, option, mortgage, challenge to use, license or other restriction or third party right of any kind created or caused by an HT Prostate Party or any of their affiliates (other than those consented to by an EDAP Party) (each, an “Encumbrance”), the six (6) lithotripters, together with the associated spare parts, tools, accessories and disposables, described in Exhibit C hereto (the “European Devices”) to Parent Corporation at such location as Parent Corporation determines, written notice of which location shall be delivered to HT Prostate by Parent Corporation. Delivery of the European Devices shall be by air freight. Risk of loss or damage to the European Devices shall pass to the EDAP Parties upon delivery of the European Devices to the transportation company DDP (INCOTERMS 2000).

2.6	Promptly after the date hereof, the HT Prostate Parties shall assign, transfer, convey and deliver to Parent Corporation, free and clear of all Encumbrances, all of their right, title and interest to the transportation robots (including Intellectual Property Rights therein) related to the Ablatherm device referenced in Section 2.5 hereof (the “Ablatherm Robots”), and to effect any necessary registration of the transfer of title to such robots with the appropriate authorities. The Ablatherm Robots will be delivered to Parent Corporation at HealthTronics’ facility located at 110 Reservation Road, Aberdeen, NC 28315 on April 10, 2007. Risk of loss or damage to the Ablatherm Robots shall pass to the EDAP Parties upon delivery of the Ablatherm Robots to Parent Corporation.

2.7	Promptly after the date hereof, the HT Prostate Parties shall deliver or cause to be delivered, at their expense, free and clear of all Encumbrances, the three (3) Ablatherm devices, together with associated spare parts, tools, accessories and disposables, described in Exhibit C hereto (the “U.S. Devices,” and together with the European Devices and the Ablatherm Robots, the “Devices”), to Parent Corporation. The U.S. devices will be delivered to Parent Corporation at HealthTronics’ facility located at 110 Reservation Road, Aberdeen, NC 28315 on April 10, 2007. Risk of loss or damage to the U.S. Devices shall pass to the EDAP Parties upon delivery of the U.S. Devices to Parent Corporation.

III.	CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY RIGHTS

3.1	The HT Prostate Parties hereby acknowledge and agree that all rights of the HT Prostate Parties in the Intellectual Property Rights created by any party to this Agreement in connection with the Study, or contributed by any party to this Agreement exclusively in connection with the Study, during the term of the Distribution Agreement shall vest exclusively in the EDAP Parties. In this Agreement, “Intellectual Property Rights” means all intellectual property rights at any time protected by statute or common law, in any jurisdiction, including but not limited to: inventions (whether or not patentable), patents, copyright, design rights, trademarks, rights in databases, rights in know-how, and other confidential information and trade secrets; and any application or right to apply for any of the foregoing.

3.2	Each HT Prostate Party hereby covenants and agrees that it shall, and procure that its affiliates shall, transfer all Confidential Information and related Intellectual Property Rights, and any embodiment thereof, whether tangible or intangible and on whatever media, referred to in Section 3.1 above and owned by an EDAP Party, to the Parent Corporation, or such third party as the Parent Corporation may designate in writing, within thirty (30) days of the date of this Agreement; provided, that (a) to the extent the consent of a third party is required for such transfer, such transfer shall not be completed until receipt of such consent by HT Prostate, and (b) to the extent Confidential Information of an EDAP Party is contained in any notes, analyses or other documents prepared by an HT Prostate Party, HT Prostate may destroy such documents (unless such documents represent the only documentation of particular Intellectual Property Rights of an EDAP Party and the EDAP Parties do not otherwise have documentation of such Intellectual Property Rights).

3.3	Each HT Prostate Party hereby covenants and agrees that it shall not use, or procure the use of, any or all of the Confidential Information of the EDAP Parties and Intellectual Property Rights referred to in Section 3.1 above, in any way from the date of this Agreement, including without limitation, any use in relation to obtaining a Pre-Market Approval from the FDA (“PMA”) or any full approval of the IDE, or its equivalent in any jurisdiction, including without limitation, the United States of America.

IV.	TRANSITION SERVICES.

4.1	The HT Prostate Parties shall use their reasonably best efforts to transition HT Prostate’s responsibilities as sponsor of the IDE and Study to an EDAP Party or a third party designated by the EDAP Parties and reasonably cooperate therewith. The HT Prostate Parties’ transition services and related cooperation shall be, without prejudice to Section 3 above, limited to (a) officially transfer the IDE Study to EDAP, (b) coordination with the current contract research organization (“CRO”) for the Study in respect of the EDAP Parties’ engagement of the CRO, (c) coordination with Parent Corporation and the CRO to file the appropriate notice(s) with the FDA to reflect that HT Prostate is no longer the sponsor of the IDE or Study, and (d) coordination with those investigation sites that as of the date hereof are parties to clinical study agreements (and related agreements) in respect of the Study to assign HealthTronics’ rights and obligations under such agreements to Parent Corporation.

4.2	Each of the parties shall bear its own costs and expenses in complying with the terms of Section 4.1.

4.3	If the amount of out-of-pocket costs and expenses incurred by HT Prostate, HealthTronics and/or their affiliates paid to third parties in connection with the transition of the Study (and related transition matters), including but not limited to costs to ship the equipment and documents contemplated herein and such other equipment and documents reasonably requested by the EDAP Parties and costs (including legal fees and expenses) incurred in connection with the transition services described in Section 4.1, but excluding costs (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Registration Rights Agreement and the registration of the Shares and ADSs pursuant to the Registration Rights Agreement, is less than $50,000 (the excess of $50,000 over such amount, the “Cap”), then HT Prostate agrees to promptly reimburse the EDAP Parties for out-of-pocket transition costs incurred by them, provided, that (a) the EDAP Parties provide support documentation reasonably requested by HT Prostate to evidence the incurrence of such costs and (b) the amount of such reimbursement shall not exceed the amount of the Cap.

V.	REPRESENTATIONS AND WARRANTIES OF THE HT PROSTATE PARTIES.

The HT Prostate Parties hereby represent and warrant to the EDAP Parties as follows:

5.1	Each HT Prostate Party has the power and authority to execute and deliver this Agreement, the Escrow Termination Agreement and the Registration Rights Agreement (such agreements, collectively, the “Transaction Agreements”) and to perform and consummate the transactions contemplated by the Transaction Agreements. Each HT Prostate Party has taken all action necessary to authorize its execution and delivery of the Transaction Agreements, the performance of its obligations thereunder, and its consummation of the transactions contemplated thereby. The Transaction Agreements have been duly authorized, executed and delivered by each HT Prostate Party and, assuming the due authorization, execution and delivery by the other parties thereto, the Transaction Agreements are enforceable against the HT Prostate Party in accordance with their terms.

5.2	HT Prostate is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), that is acquiring the Shares and the Restricted ADSs for investment purposes only, for HT Prostate’s own account, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; provided, that HT Prostate may convert the Shares and resell the ADSs as contemplated herein pursuant to a Registration Statement (as defined in the Registration Rights Agreement) or otherwise in compliance with applicable securities laws. HT Prostate acknowledges that the Restricted ADR will bear the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THIS LEGEND MAY NOT BE REMOVED AND THIS AMERICAN DEPOSITARY RECEIPT MAY NOT BE SURRENDERED FOR WITHDRAWAL OF THE SHARES UNDERLYING SUCH RECEIPT OR ISSUANCE OF A NEW AMERICAN DEPOSITARY RECEIPT NOT BEARING THIS LEGEND UNLESS, UPON SUCH WITHDRAWAL OR ISSUANCE, SUCH SHARES AND ANY RELATED AMERICAN DEPOSITARY SHARES (1) ARE REGISTERED FOR RESALE UNDER THE SECURITIES ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) ARE BEING SOLD OR TRANSFERRED PURSUANT TO RULE 144 (ASSUMING THE TRANSFEROR IS NOT AN AFFILIATE OF THE COMPANY) OR (3) ARE ELIGIBLE FOR SALE UNDER RULE 144(k) AND THE DEPOSIT OF SUCH SHARES IN AN UNRESTRICTED DEPOSITARY FACILITY AND THE SALE OF ANY RELATED AMERICAN DEPOSITARY SHARES BY THAT PERSON ARE NOT OTHERWISE RESTRICTED UNDER THE SECURITIES ACT OF 1933, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND THE DEPOSITARY.

5.3	HT Prostate has good and marketable title to the Devices, free and clear of all liens, security interests and other encumbrances. As of the date hereof, to the knowledge of the HT Prostate Parties, the Devices are in good working condition, ordinary wear and tear excepted. EXCEPT AS SET FORTH IN THE PRIOR TWO SENTENCES, THE DEVICES ARE PROVIDED “AS IS” AND HT PROSTATE MAKES NO EXPRESS OR IMPLIED WARRANTIES REGARDING THE DEVICES, INCLUDING WITHOUT LIMITATION ANY STATUTORY OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

VI.	REPRESENTATIONS AND WARRANTIES OF THE EDAP PARTIES.

The EDAP Parties represent and warrant to HT Prostate and HealthTronics as follows:

6.1	Each EDAP Party has the power and authority to execute and deliver the Transaction Agreements and to perform and consummate the transactions contemplated thereby. Each EDAP Party has taken all action necessary to authorize its execution and delivery of the Transaction Agreements, the performance of its obligations thereunder, and its consummation of the transactions contemplated thereby. The Transaction Agreements have been duly authorized, executed and delivered by each EDAP Party and, assuming the due authorization, execution and delivery by the other parties thereto, the Transaction Agreements are enforceable against each EDAP Party in accordance with their terms.

6.2	The Shares issued by Parent Corporation to HT Prostate pursuant to Section 2.1 are duly authorized, validly issued, fully paid, and nonassessable and free and clear of any liens, options, claims, charges, pledges, security interests, voting restrictions, or other encumbrances of any kind other than restrictions created pursuant to applicable securities laws. Upon due issuance by the Depositary of Restricted ADRs evidencing Restricted ADSs against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement and the instruction letter to be delivered by the Parent Corporation to the Depositary, such Restricted ADRs evidencing Restricted ADSs will be duly and validly issued and the persons in whose names the Restricted ADRs evidencing Restricted ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

VII.	OTHER COVENANTS.

7.1	Non-Disparagement Covenant. Each of the HT Prostate Parties and the EDAP Parties hereby covenants and agrees that it shall, at all times hereafter, refrain from making or implying any derogatory or negative references, statements or allusions concerning (a) the other party, (b) any officer, agent, employee or affiliate of the other party, or (c) the business or business practices of any of the foregoing. For purposes of this Article VII, each of the HT Prostate Parties, on the one hand, and the EDAP Parties, on the other, will be referred to as a “party”.

7.2	Non-disclosure of Confidential Information. For purposes of this Agreement, the term “Confidential Information” means this Agreement, the terms of any of the foregoing, and all confidential information, ideas, trade secrets, procedures, methods, systems, concepts, technology, program code, source code, user interfaces, displays, file layouts, algorithms, inventions, technical know-how improvements, data, files, information relating to suppliers and customer identities and lists, records, business and marketing plans, user, training and operational manuals, printed collateral documentation and all similar information and other proprietary property of the parties, whether disclosed orally or in writing or in electronic form, or by any other media.

Each party recognizes and acknowledges that it had in the past, currently has, and in the future may possibly have access to Confidential Information of the other party and that such information is valuable, special and unique. Each party agrees that it will not disclose or itself use, directly or indirectly, Confidential Information of the other party to any person, firm, company, association or other entity (except for the disclosing party’s directors, officers, employees and representatives on a need-to-know basis) for any purpose or reason whatsoever, unless (i) such information becomes available to or known by the public generally through no fault of such party, (ii) disclosure is required by law or the final order of any governmental authority, including subpoena, or is required under the Securities Act or the Securities Exchange Act of 1934, as amended, or the rules promulgated under either such Act, (iii) a party determines such disclosure is reasonably necessary to carry out its responsibilities hereunder, (iv) a party determines that disclosure is reasonably necessary to enforce such party’s rights hereunder, or (v) the other party consents in writing to such disclosure; provided, that prior to disclosing any information pursuant to clause (ii), such party shall, if possible, give prior written notice thereof to the other party, and provide the other party with the opportunity to contest such disclosure. In the event of a breach or threatened breach by a party of the provisions of this Section, the other party is entitled to an injunction restraining such party from disclosing, in whole or in part, such Confidential Information. Nothing contained herein may be construed as prohibiting either party from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

VIII.	RELEASE BY THE HT PROSTATE PARTIES.

8.1	Released Parties. The parties being released by the HT Prostate Parties by virtue of this Agreement, all of whom are collectively referred to herein as the “EDAP Released Parties,” are each of the EDAP Parties, their affiliates, and their respective principals, shareholders, partners, members, directors, managers, officers, agents, employees, spouses, children, servants, insurers, administrators and other fiduciaries, parent companies, affiliated entities, subsidiaries, successors and assigns, and each of them, individually and collectively.

8.2	Release by HT Prostate. The HT Prostate Parties hereby release and discharge the EDAP Released Parties (the “Release by the HT Prostate Parties”), individually and collectively, of and from any and all claims, causes of action, suits, debts, contracts, agreements, promises, liability, demands, damages, and other expenses of any nature whatsoever, at law or in equity, known or unknown, fixed or contingent, contemplated or uncontemplated, whether asserted or assertable, arising out of any matter whatsoever which has occurred from the beginning of time up through and including the date hereof, except for such claims, causes of action, suits, debts, contracts, agreements, promises, liability, demands, damages, and other expenses for which indemnity may be sought by any HT Prostate Party under Section X hereof. Without limiting the generality of the foregoing, but except as aforesaid, each HT Prostate Party hereby acknowledges and agrees that the Release by the HT Prostate Parties is intended to waive and discharge any and all actions, claims, demands and causes of action arising out of or in any way related to its prior business dealings with any EDAP Released Party, including but not limited to any claims under the Distribution Agreement and any claims related to acts or omissions of any EDAP Party and/or any of its affiliates or employees in connection with the Distribution Agreement, and any acts or omissions of any EDAP Party and/or any of its affiliates or employees in connection with the IDE or the Study. But the foregoing provisions do not, and should not be construed so as to, alter, amend or negate the enforceability of this Agreement.

8.3	Construction. The Release by the HT Prostate Parties is intended to be and should be construed as a general, complete and final waiver and release of all claims except those arising under this Agreement. The Release by the HT Prostate Parties is being made and executed by the HT Prostate Parties individually and on behalf of its heirs, successors, assigns, agents, all persons and entities subrogated to its rights or to whom its rights are secondary or derivative, and all other persons and entities on behalf of whom it is authorized to act.

8.4	Remaining Warrants. The Remaining Warrants are hereby cancelled, terminated, and of no further force and effect.

IX.	RELEASE BY EDAP.

9.1	Released Parties. The parties being released by the EDAP Parties by virtue of this Agreement, all of whom are collectively referred to herein as the “HT Prostate Released Parties,” are HT Prostate, HealthTronics, their affiliates, and their respective principals, shareholders, partners, members, directors, managers, officers, agents, employees, spouses, children, servants, insurers, administrators and other fiduciaries, parent companies, affiliated entities, subsidiaries, successors and assigns, and each of them, individually and collectively.

9.2	Release by EDAP. Each of the EDAP Parties hereby releases and discharges the HT Prostate Released Parties (the “Release by EDAP”), individually and collectively, of and from any and all claims, causes of action, suits, debts, contracts, agreements, promises, liability, demands, damages, and other expenses of any nature whatsoever, at law or in equity, known or unknown, fixed or contingent, contemplated or uncontemplated, whether asserted or assertable, arising out of any matter whatsoever which has occurred from the beginning of time up through and including the date hereof, except for such claims, causes of action, suits, debts, contracts, agreements, promises, liability, demands, and other expenses for which indemnity may be sought by any EDAP Party under Section X hereof. Without limiting the generality of the foregoing, but except as aforesaid, each of the EDAP Parties hereby acknowledges and agrees that the Release by EDAP is intended to waive and discharge any and all actions, claims, demands and causes of action arising out of or in any way related to its prior business dealings with any HT Prostate Released Party, including but not limited to any claims under the Distribution Agreement and any claims related to acts or omissions of HT Prostate, HealthTronics and/or any of their affiliates or employees in connection with the Distribution Agreement, and any acts or omissions of HT Prostate, HealthTronics and/or any of its affiliates or employees in connection with the IDE or the Study. But the foregoing provisions do not, and should not be construed so as to, alter, amend or negate the enforceability of this Agreement.

9.3	Construction. The Release by EDAP is intended to be and should be construed as a general, complete and final waiver and release of all claims except those arising under this Agreement. The Release by EDAP is being made and executed by each of the EDAP Parties individually and on behalf of its heirs, successors, assigns, agents, all persons and entities subrogated to its rights or to whom its rights are secondary or derivative, and all other persons and entities on behalf of whom it is authorized to act.

X.	INDEMNIFICATION.

10.1	Each of the EDAP Parties hereby agrees that it shall indemnify, hold harmless and defend HT Prostate, HealthTronics, each of their affiliates, and each of their respective directors, managers, officers, partners, members, employees and agents and successors and assigns (all of the foregoing, collectively, the “HT Indemnified Parties” or, individually, an “HT Indemnified Party”), from and against any and all claims, demands, proceedings, losses, damages, obligations, liabilities, deficiencies, costs and expenses (including all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) (“Losses”) that arise from or are in connection with: (i) any breach by any EDAP Party of any of its respective covenants or agreements contained in this Agreement; (ii) any personal injuries, deaths or property damage related to treatments by or use of the Ablatherm device after the date hereof; (iii) the conduct of the Study after the date hereof; and (iv) any claims by any of the eight patients treated in the Study prior to the date hereof for personal injuries or property damage related to treatments by or use of the Ablatherm device in connection with the Study, which such injuries or damage occurred prior to the date hereof, if such injuries or damages were caused by actions or omissions by any EDAP Party, any of their affiliates, or any of their or their affiliates’ directors, officers, employees, representatives, or other persons acting on their behalf, provided that the liability under the indemnification obligations under this Section 10.1(iv) shall not exceed $100,000.

10.2	Each of the HT Prostate Parties hereby agrees that it shall indemnify, hold harmless and defend each EDAP Party and each of their respective directors, managers, officers, partners, members, employees and agents and successors and assigns (all of the foregoing, collectively, the “EDAP Indemnified Parties” or, individually, an “EDAP Indemnified Party”), from and against any and all Losses that arise from or are in connection with: (i) any breach by HT Prostate Parties of any of its covenants or agreements contained in this Agreement and (ii) claims by any of the eight patients treated in the Study prior to the date hereof for personal injuries or property damage related to treatments by or use of the Ablatherm device in connection with the Study, which such injuries or damage occurred prior to the date hereof, if such injuries or damage were caused by actions or omissions by any HT Prostate Party, any of their affiliates, or any of their or their affiliates’ directors, officers, employees, representatives, or other persons acting on their behalf, provided, that the liability under the indemnification obligations under this Section 10.2(ii) shall not exceed $100,000.

10.3	Promptly after the receipt by any HT Indemnified Party or by any EDAP Indemnified Party (as applicable, an “Indemnified Party”) of notice of the commencement of any action or proceeding against such Indemnified Party by a third party, such Indemnified Party shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article X, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article X, except where, and solely to the extent that, such failure prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnified Party, any such matter involving the asserted liability of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to participate in the defense of such asserted liability at the Indemnified Party’s own expense. Without limiting the foregoing and notwithstanding any provision herein to the contrary, the Indemnifying Party shall not be entitled to control the defense or settlement of any claim (x) to which the Indemnifying Party is also a party and with respect to which the Indemnified Party has been advised by counsel that a material conflict of interest exists between such Indemnified Party and the Indemnifying Party as a result of the Indemnifying Party’s control over such proceedings or (y) if the Indemnified Party reasonably determines that the Indemnifying Party has failed to defend the claim actively and in good faith. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, in accordance with the provisions hereof, or if the Indemnifying Party discontinues the diligent and timely conduct thereof, or if the Indemnifying Party shall not be able to control the defense or settlement of any claim pursuant to clause (x) or (y) of this Section 10.3, any of the Indemnified Parties may undertake or participate in, as the case may be, such defense and the Indemnifying Party shall be responsible for reimbursing the Indemnified Parties for their reasonable legal fees and expenses in connection therewith as and when such fees and expenses are incurred by them; provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any claim effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending claim in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such claim and no non-monetary relief would be imposed against such Indemnified Party.

10.4	IN NO EVENT SHALL HT PROSTATE OR HEALTHTRONICS, OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, MANAGERS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, REPRESENTATIVES OR ADVISORS BE LIABLE TO ANY EDAP INDEMNIFIED PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL, OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE PERFORMANCE OF THE HT PROSTATE PARTIES’ OBLIGATIONS HEREUNDER.

10.5	IN NO EVENT SHALL ANY OF THE EDAP PARTIES, OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, MANAGERS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, REPRESENTATIVES OR ADVISORS BE LIABLE TO ANY HT INDEMNIFIED PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL, OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE PERFORMANCE OF THE EDAP PARTIES’ OBLIGATIONS HEREUNDER.

XI.	MISCELLANEOUS PROVISIONS.

11.1	Acknowledgments and Integration. Each party hereby warrants, represents, acknowledges and agrees that it has fully and completely read this Agreement and has had adequate opportunity to consider and seek counsel regarding its terms and effect, that the Transaction Agreements, including the Releases contained herein, is being executed voluntarily, with full knowledge and understanding of its terms and effects, and that there are no agreements, statements or representations except those expressly set forth herein which constitute a part hereof. The Transaction Agreements, including the Releases contained herein, is not subject to attack on the grounds that any factual or legal assumptions leading to its execution were wrong or invalid in any respect.

11.2	No Admissions. It is expressly understood and agreed that neither this Agreement, the other Transaction Agreements, the Releases contained herein, nor the furnishing of consideration for this Agreement, the other Transaction Agreements, or such Releases, are deemed or construed at any time for any purpose as an admission by anyone of wrongdoing or liability of any kind, all such wrongdoing and liability being expressly denied.

11.3	Knowledge of Claims. Each party expressly warrants and stipulates that it intends for the Releases contained herein to release any and all claims that each may now have against the other, regardless of whether such claims have been asserted and regardless of whether such claims arise out of or are related in any way to any facts in existence on or before the date of this Agreement.

11.4	Modifications. This Agreement may not be modified, altered or amended except in writing duly signed by each of the parties hereto. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted statute, rule or regulation, or by order of or judgment of a court, any and all other terms and provisions hereof remain in full force and effect as stated and set forth herein.

11.5	Choice of Law and Forum. This agreement shall be governed by the laws of the State of New York, without giving effect to its conflict of law principles. Any dispute, controversy or claim arising out of, relating to or in connection with this agreement, including without limitation any dispute regarding the performance or breach thereof, shall be subject to the exclusive jurisdiction of the state or federal courts located in the Borough of Manhattan in New York City.

11.6	Binding Nature. All of the covenants and agreements contained herein extend to and are binding upon the heirs, executors, administrators, successors and assigns of the parties hereto. Neither HT Prostate nor any EDAP Party may assign this Agreement or its rights, duties or obligations hereunder without the prior written consent of the EDAP Parties or HT Prostate, respectively.

11.7	Further Assurance. Each party hereby covenants and agrees that it shall on the reasonable request of any other party in writing and at its sole expense do and execute or arrange for the doing and executing of, anywhere in the world, each necessary act, document and thing reasonably within its power to implement this Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first above written.

HT Prostate

HT Prostate Therapy Management

Company

By: /s/ James Whittenburg
Name: James Whittenburg
Title: Vice President

Address: 1301 Capital of Texas Highway
                  Suite 200B
                  Austin, Texas 78746

HealthTronics, Inc.

By: /s/ James Whittenburg
Name: James Whittenburg
Title: President - Urology Services

Address: 1301 Capital of Texas Highway
                  Suite 200B
                  Austin, Texas 78746

EDAP

EDAP TMS S.A.

By: /s/ Marc Oczachowski
Name: Marc Oczachowski
Title: Chief Executive Officer

Address: 4-6 rue du Dauphiné
                 69120 Vaulx-en-Velin
                 FRANCE

EDAP S.A.

By: /s/ Marc Oczachowski
Name: Marc Oczachowski
Title: Chief Executive Officer

Address: 4-6 rue du Dauphiné
                 69120 Vaulx-en-Velin
                 FRANCE

TECHNOMED MEDICAL SYSTEMS S.A.

By: /s/ Marc Oczachowski
Name: Marc Oczachowski
Title: Chief Executive Officer

Address: 4-6 rue du Dauphiné
                69120 Vaulx-en-Velin
FRANCE

S-1

EXHIBIT A

Escrow Termination Agreement

A-1

EXHIBIT B

Registration Rights Agreement

B-1

EXHIBIT C

Devices

European Devices:

        Six EDAP Sonolith Praktis lithotripter units identified as follows:

    1.        Demo unit – S/N SP105 DOM

    2.        S/N SP114

    3.        S/N SP122

    4.        S/N SP127

    5.        S/N SP131

    6.        S/N SP140

        and associated spare parts, tools, accessories and disposables.

U.S. Devices:

        Three Ablatherm devices pertaining to EDAP

    1.        Ablatherm S/N 146 DOM

    2.        Ablatherm AB 206

    3.        Ablatherm AB 210

        and associated spare parts, tools, accessories and disposables.

C-1